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                           Addendum to VAR Agreement

     This addendum is made a part of the agreement dated November 26, 1997 ("VAR Agreement") between Xybernaut Corporation and the Davis Group, in which the Davis Group serves as a value-added reseller for Xybernaut Products.

     By signing below, the Davis Group expressly acknowledges that the signing of the VAR Agreement does not constitute approval to ship units to the Davis Group on credit. The Davis Group expressly acknowledges that Xybernaut may require prepayment, assignment of payment, cash on delivery, letter of credit, or other credit enhancements as Xybernaut in its sole discretion may deem reasonably necessary to protect its business interests, prior to the shipment of Xybernaut products to the Davis Group.



The Davis Group                             Xybernaut Corporation


By:                                          By:
    -------------------------------             -------------------------------
    Ned Nixon Davis                             John F. Moynahan


Date:                                       Date:
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